Ex. 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
We have issued our reports dated March 17, 2008, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Syntroleum Corporation on Form 10-K for the year ended December 31, 2007, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.
/s/ GRANT THORNTON LLP
Tulsa, Oklahoma
June 20, 2008